Exhibit 99.1

Unaudited combined pro forma financial statements for Noble-Swiss

As of, and for, the six months ended June 30, 2013 and for the year ended December 31, 2012

On September 24, 2013, Noble Corporation, a Swiss company (“Noble-Swiss”), announced that its Board of Directors has approved a plan to reorganize its business by means of a separation and spin-off of a newly formed subsidiary (“Newco”) whose assets and liabilities would consist of most of Noble-Swiss’ standard specification drilling units, and related assets, liabilities and business.

The unaudited pro forma financial information of Noble-Swiss assumes that the standard specification units to be owned and operated by Newco would include five drillships, three semisubmersibles, 34 jackups, two submersibles, and one floating production storage and offloading unit, as well as the Hibernia platform operations offshore Canada (collectively the “subject fleet”). The separation of the subject fleet from Noble-Swiss, including its transfer to Newco, is referred to herein as the “Separation.”

The plan approved by the Board of Directors contemplates the execution of the Separation through the distribution of the shares of Newco to Noble-Swiss shareholders in a spin-off (the “Distribution” and, together with the Separation, the “Spin-Off”). Subject to business, market, regulatory and other considerations, the Distribution may be preceded by an initial public offering of up to 20 percent of the shares of Newco. In connection with the Separation, Noble-Swiss expects to repay certain outstanding indebtedness with payments received from Newco. Newco is expected to fund such payments to Noble-Swiss with proceeds from borrowings and, if Noble-Swiss proceeds with the initial public offering of Newco shares, its initial public offering. Following the Spin-Off, Noble-Swiss will continue to own and operate its high-specification assets with particular operating focus in deepwater and ultra-deepwater markets for drillships and semisubmersibles and harsh environment and high-specification markets for jackups. Completion of the Spin-Off is subject to receipt of a tax ruling from the U.S. Internal Revenue Service, approval of the shareholders of Noble-Swiss, and business, market, regulatory and other considerations beyond the control of Noble-Swiss.

The historical financial information of the subject fleet has been derived from the historical financial statements of Noble-Swiss, and the pro forma financial information of Noble-Swiss presents solely the impact of the removal of the subject fleet. No pro forma adjustments have been made for any assumptions regarding Newco as a standalone company or any transactions to be effected in connection with the Separation, including any financings or debt repayments.

The following unaudited pro forma combined financial information sets forth: (i) the historical financial information of Noble- Swiss and the subject fleet as of June 30, 2013 and for the six months then ended, as derived from the unaudited financial statements of Noble-Swiss and the unaudited combined financial statements of the subject fleet, (ii) the historical financial information of Noble-Swiss and the subject fleet for the year ended December 31, 2012, as derived from the audited financial statements of Noble-Swiss and the unaudited combined financial statements of the subject fleet and (iii) the pro forma financial information of Noble-Swiss retained assuming the proposed Spin-Off was completed as of June 30, 2013 for purposes of the unaudited pro forma combined balance sheet and as of January 1, 2012 for purposes of the unaudited pro forma combined statements of operations.

In July 2013, Noble-Swiss sold the Noble Lewis Dugger. As the sale of the rig is not deemed material to the overall pro forma Noble-Swiss retained financials, no pro forma adjustments have been made to reflect the sale of this rig.

The unaudited pro forma combined financial information should be read in conjunction with, and is qualified in its entirety by, the notes thereto and the historical annual and interim consolidated financial statements of Noble-Swiss, including the notes thereto, which were filed with the Securities and Exchange Commission in Noble-Swiss’ Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The adjustments made herein are preliminary and are based on certain estimates and assumptions and currently available information. Such adjustments could change as additional information becomes available, as estimates and assumptions are refined or as additional events occur.

The unaudited pro forma combined financial statements are presented for comparative purposes only and may not necessarily be indicative of what the actual financial position or results of operations of Noble-Swiss or Newco would have been as of, and for, the periods presented, nor does it purport to represent the future financial position or results of operations of Noble-Swiss or Newco.

Noble Corporation (Noble-Swiss)

Unaudited pro forma combined balance sheet

As of June 30, 2013

(in thousands)

		Removal of	Pro forma
	Historical	subject	Noble-Swiss
	Noble-Swiss	fleet	Retained
		(Note 2)
Assets
Current assets
Cash and cash equivalents	$166,207	$45,952	$120,255
Accounts receivable	834,576	366,648	467,928
Taxes receivable (Note 2)	148,281	7,576	140,705
Prepaid expenses	71,824	22,082	49,742
Other current assets	123,338	40,719	82,619

Total current assets	1,344,226	482,977	861,249

Property and equipment, at cost	18,198,504	5,343,177	12,855,327
Accumulated depreciation	(4,354,168)	(2,313,705)	(2,040,463)

Property and equipment, net	13,844,336	3,029,472	10,814,864

Other assets	277,524	78,774	198,750

Total assets	$15,466,086	$3,591,223	$11,874,863

Liabilities and Equity
Current liabilities
Accounts payable	$344,468	$123,100	221,368
Accrued payroll and related costs	126,267	48,572	77,695
Interest payable	67,255	413	66,842
Taxes payable (Note 2)	123,234	—	123,234
Dividends payable	256,420	—	256,420
Other current liabilities	168,946	29,522	139,424

Total Current liabilities	1,086,590	201,607	884,983

Long-term debt (Note 2)	5,276,304	—	5,276,304
Deferred income taxes (Note 2)	218,513	88,459	130,054
Other liabilities	324,379	98,049	226,330

Total liabilities	6,905,786	388,115	6,517,671

Shareholders’ equity	7,807,466	3,203,108	4,604,358
Noncontrolling interest	752,834	—	752,834

Total Equity	8,560,300	3,203,108	5,357,192

Total liabilities and equity	$15,466,086	$3,591,223	$11,874,863

See accompanying notes to the unaudited pro forma combined financial statements

Noble Corporation (Noble-Swiss)

Unaudited pro forma combined statement of operations

For the six months ended June 30, 2013

(in thousands)

		Removal of	Pro forma
	Historical	subject	Noble-Swiss
	Noble-Swiss	fleet	Retained
		(Note 2)
Operating revenues
Contract drilling services	$1,904,192	$776,734	$1,127,458
Reimbursables	49,434	21,336	28,098
Labor contract drilling services	34,657	17,684	16,973
Other	77	66	11

	1,988,360	815,820	1,172,540

Operating expenses
Contract drilling services	976,070	409,498	566,572
Reimbursables	37,623	15,748	21,875
Labor contract drilling services	21,651	11,727	9,924
Depreciation & amortization	418,745	179,191	239,554
General & administrative (Note 2)	52,420	27,807	24,613
Gain on contract settlements/extinguishments, net	(1,800)	(1,800)	—

	1,504,709	642,171	862,538

Operating Income	483,651	173,649	310,002
Other income (expense)
Interest expense	(51,966)	(2,235)	(49,731)
Interest income and other, net	530	1,420	(890)

Income before income taxes	432,215	172,834	259,381
Income tax (provision) (Note 2)	(71,176)	(33,973)	(37,203)

Net income	361,039	138,861	222,178
Income attributable to non-controlling interests	(34,359)	—	(34,359)

Net income attributable to controlling interests	$326,680	$138,861	$187,819

See accompanying notes to the unaudited pro forma combined financial statements

Noble Corporation (Noble-Swiss)

Unaudited pro forma combined statement of operations

For the year ended December 31, 2012

(in thousands)

		Removal of	Pro forma
	Historical	subject	Noble-Swiss
	Noble-Swiss	fleet	Retained
		(Note 2)
Operating revenues
Contract drilling services	$3,349,362	$1,259,741	$2,089,621
Reimbursables	115,495	49,727	65,768
Labor contract drilling services	81,890	36,591	45,299
Other	265	254	11

	3,547,012	1,346,313	2,200,699

Operating expenses
Contract drilling services	1,776,481	794,149	982,332
Reimbursables	94,096	38,672	55,424
Labor contract drilling services	46,895	21,930	24,965
Depreciation & amortization	758,621	321,809	436,812
General & administrative (Note 2)	99,990	54,298	45,692
Gain on contract settlements/extinguishments, net	(12,871)	—	(12,871)

	2,763,212	1,230,858	1,532,354

Operating Income	783,800	115,455	668,345
Other income (expense)
Interest expense	(85,763)	(3,746)	(82,017)
Interest income and other, net	5,188	1,721	3,467

Income before income taxes	703,225	113,430	589,795
Income tax (provision) (Note 2)	(147,088)	(43,192)	(103,896)

Net income	556,137	70,238	485,899
Income attributable to non-controlling interests	(33,793)	—	(33,793)

Net income attributable to controlling interests	$522,344	$70,238	$452,106

See accompanying notes to the unaudited pro forma combined financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On September 24, 2013, Noble Corporation, a Swiss company (“Noble-Swiss”), announced that its Board of Directors has approved a plan to reorganize its business by means of a separation and spin-off of a newly formed subsidiary (“Newco”) whose assets and liabilities would consist of most of Noble-Swiss’ standard specification drilling units, and related assets, liabilities and business.

The unaudited pro forma financial information of Noble-Swiss assumes that the standard specification units to be owned and operated by Newco would include five drillships, three semisubmersibles, 34 jackups, two submersibles, and one floating production storage and offloading unit, as well as the Hibernia platform operations offshore Canada (collectively the “subject fleet”). The separation of the subject fleet from Noble-Swiss, including its transfer to Newco is referred to herein as the “Separation.” The plan approved by the Board of Directors contemplates the execution of the Separation through the distribution of the shares of Newco to Noble-Swiss shareholders in a spin-off (the “Distribution” and, together with the Separation, the “Spin-Off”).

The historical financial information of the subject fleet has been derived from the historical financial statements of Noble-Swiss, and the pro forma financial information of Noble-Swiss presents solely the impact of the removal of the subject fleet. No pro forma adjustments have been made for any assumptions regarding Newco as a standalone company or any transactions to be effected in connection with the Spin-Off, including any financings or debt repayments.

The unaudited pro forma combined financial statements were prepared in accordance with Securities and Exchange Commission Regulation S-X Article 11 and are based on the historical financial statements of Noble-Swiss. The unaudited pro forma combined financial statements are in conformity with accounting principles generally accepted in the United States.

The unaudited pro forma combined financial statements are presented for comparative purposes only and may not necessarily be indicative of what the actual financial position or results of operations of Noble-Swiss and Newco would have been as of, and for, the periods presented, nor does it purport to represent the future combined financial position or results of operations of Noble-Swiss or Newco.

2. Removal of subject fleet as pro forma adjustments

The pro forma adjustments included in the accompanying financial statements include assets, liabilities, revenues and costs that are specifically identifiable or have been allocated directly to the subject fleet. Shareholders’ equity for the subject fleet represents Noble-Swiss’ interest in the recorded net assets of the subject fleet and includes cumulative operating results.

Long-term debt

In connection with the Separation, Noble-Swiss expects to repay certain outstanding indebtedness with payments received from Newco. Newco is expected to fund such payments to Noble-Swiss with proceeds from borrowings and, if Noble-Swiss proceeds with the initial public offering of Newco shares, its initial public offering. As described above, no pro forma adjustments have been made regarding the use of proceeds or financing costs, including interest, which might be incurred as a result of any such financings.

General and administrative expenses

The subject fleet receives service and support functions from Noble-Swiss and certain of its subsidiaries. The costs associated with these support functions have been allocated relative to Noble-Swiss in its entirety, which is considered to be the most meaningful under the circumstances. These allocated costs are primarily related to corporate administrative expenses, employee related costs, including pensions and other benefits, and corporate and shared employees for the following functional groups:

•	information technology,

•	legal services,

•	accounting,

•	finance services,

•	human resources,

•	marketing and product support,

•	treasury and

•	other corporate and infrastructural services.

Income taxes

A reasonable allocation of income taxes to the subject fleet has been made in instances where the operations of the subject fleet were included in the filing of a consolidated or combined return of Noble-Swiss. These estimates may not necessarily reflect the ultimate tax rate of either the subject fleet, or Noble-Swiss retained, following the Spin-Off.

3. Sale of Noble Lewis Dugger

In July 2013, Noble-Swiss sold the Noble Lewis Dugger. As the sale of the rig is not deemed material to the overall pro forma Noble-Swiss retained financials, no pro-forma adjustments have been made to reflect the sale of this rig.

4. Noble-Swiss earnings per share

The following details the unaudited pro forma earnings per share for Noble-Swiss retained:

	Six months	Year
	ended	ended
	June 30, 2013	December 31, 2012
Allocation of net income
Basic
Net income attributable to Noble Corporation	$187,819	$452,106
Earnings allocated to unvested share-based payment awards	(2,197)	(4,595)

Net income to common shareholders—basic	$185,622	$447,511

Diluted
Net income attributable to Noble Corporation	$187,819	$452,106
Earnings allocated to unvested share-based payment awards	(2,195)	(4,589)

Net income to common shareholders—diluted	$185,624	$447,517

Weighted average shares outstanding—basic	253,184	252,435
Incremental shares issuable from assumed exercise of stock options	265	356

Weighted average shares outstanding—diluted	253,449	252,791

Weighted average unvested share-based payment awards	2,998	2,592

Earnings per share
Basic	$0.73	$1.77
Diluted	$0.73	$1.77